DICK CLARK/STANLEY MOGER CONSENT

      Reference is made to that certain Loan Agreement, dated as of July 26, 2004, between Dick Clark ("Lender") and NuVim, Inc. ("Borrower") ("Loan Agreement"), those certain Notes issued by Borrower to Lender pursuant to the Loan Agreement totaling $1 million (the "Notes"), as a portion of such Notes were converted pursuant to a Conversion Agreement dated as of April 30, 2005, between Lender and Borrower, pursuant to which a portion of the amount outstanding under the Notes was converted to common stock of Borrower, resulting in an outstanding principal amount remaining under the Notes of $500,000.

      Reference is also made to those certain Warrants issued to Lender in accordance with the Amendment of Services Agreement dated as of July 26, 2004 (the "Warrants"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

      This Consent (this "Consent"), dated as of December 21, 2005, is by and among Lender, Stanley Moger ("Moger"), the assignee of fifty-percent of Lender's rights under the Loan Agreement and Notes, as amended from time to time, pursuant to that certain Participation Agreement, dated August 11, 2004, between Lender and Moger, and Borrower.

      Under the terms of the Loan Agreement, as amended, Lender is entitled to repayment of the amounts due there under upon Borrower receiving additional capital, whether in the form of equity, debt or otherwise. Borrower currently desires to enter into arrangements with Midtown Partners, Inc. (the "Midtown Partner's Financing"), pursuant to which Borrower will receive proceeds of a financing in an amount of approximately $150,000. To induce Lender and Moger to waive their right to the proceeds of such funding, and as a condition to Lender and Moger granting such waiver, Borrower, intending to be legally bound, hereby represents, warrants, understands, certifies, acknowledges and agrees, for the express and intended benefit of Lender and Moger, as follows:

SECTION 1. CONFIRMATION OF BORROWER'S OBLIGATIONS TO LENDER AND MOGER; RETENTION
           OF FIRST PRIORITY OF REPAYMENT.

      Borrower hereby acknowledges its debt to Lender and Moger under the Notes of a collective amount of $500,000 plus accrued interest, and that Lender and Moger are entitled to repayment in cash of such outstanding amount out of any cash proceeds of financing or funding realized by Borrower. Borrower further confirms the first priority is the repayment of amounts due under the Notes, and that it has not granted and shall not grant to any other party the right to receive any payment or repayment of amounts due from Borrower, other than in the ordinary course of business. Borrower further acknowledges and agrees that payments to any other lender or past due amounts to any third party (other than SMBI) shall continue to be subordinate to payments to Lender.


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SECTION 2. USE OF PROCEEDS; PAYMENT TO SMBI.

      Borrower hereby represents that the amount of $_________ is owed by Borrower to Stolle Milk Biologics Inc. ("SMBI"), for payment of outstanding amounts due with respect to supplies from SMBI and amounts to be paid to SMBI as payment for the "NuVim" trademark. Borrower hereby represents and covenants that it shall use the proceeds of the Midtown Partner's Financing or other amounts raised by Borrower through the sale of its tax losses to make payment in full to SMBI no later than January 16, 2006 of all amounts owing by Borrower to SMBI so as satisfy outstanding amounts due to SMBI, to secure full right, title and interest in Borrower of the "NuVim" trademark, and to maintain Borrower's rights under the various agreements between Borrower and SMBI.

SECTION 3. AMENDMENT OF NOTES.

      Borrower hereby amends the Notes to provide for an annual interest rate of 12% for all amounts outstanding there under (including interest accrued to date) and an interest rate of 18% per annum upon any event of default.

SECTION 4. EQUITY.

      Borrower acknowledges that Lender possesses Warrants, and that Borrower will be issuing warrants to the Midtown Partner's lenders at a conversion price lower than Lender's conversion price. Borrower shall use its best efforts to provide Lender with a reduced exercise price for the exercise of Lender's Warrants in connection with any future financing of Borrower.

SECTION 5. NUVIM POWDER LLC.

      Borrower acknowledges that as an inducement to Lender to enter into the Loan Agreement, Borrower agreed to provide Lender with an interest in NuVim Powder LLC. Borrower hereby confirms Section 3.01(f) of the Loan Agreement that states that NuVim Powder LLC is the exclusive distributor of the NuVim product in powdered form.

SECTION 6. INDEMNIFICATION.

      Borrower hereby agrees to fully indemnify and hold harmless in all respects Lender and Moger from and against any and all claims, liabilities, expenses and other obligations (including attorneys' fees), including, without limitation, those expenses and liabilities arising pursuant to, or which arise from, or in connection with, a breach of the provisions of the Loan Agreement or this Consent by Borrower.

SECTION 7. MISCELLANEOUS.

      This Consent may be amended only by an instrument in writing signed by all of the parties hereto.


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      Except as expressly set forth in this Consent, this Consent shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Consent nor any of the rights or obligations of any of the parties hereto may be assigned or delegated by any of such parties without the prior written consent of the other parties. Any attempted assignment or delegation without such consent shall be void and of no effect.

      The headings contained in this Consent are for reference purposes only and shall not affect in any way the meaning or interpretation of this Consent. References to Sections refer to sections of this Consent unless otherwise stated.

      If any term or other provision of this Consent is invalid, illegal or incapable of being enforced by any law or public policy, all other conditions and provisions of this Consent will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Consent so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      This Consent (together with all other documents and instruments referred to herein) constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to such subject matter.

      THIS CONSENT AND THE OTHER AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES) AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA. COURTS WITHIN THE STATE OF NEW YORK WILL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS CONSENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (i) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS; (ii) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (iii) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

      This Consent may be executed by facsimile or otherwise, in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be a manually signed original, and all of which taken together will constitute one and the same agreement.


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      This Consent was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Consent to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

      No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Consent are cumulative to, and not alternative to or exclusive to, and not exclusive of, any rights or remedies otherwise available.

      The undersigned parties hereby agree as provided in this Consent, and the undersigned Lender and Moger hereby waive their right to receive the proceeds of the Midtown Partner's Financing, subject to the satisfactions of the terms and conditions of, and in reliance upon the representations, warranties and covenants contained in, this Consent.

                                        NUVIM, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                        ----------------------------------
                                  `     Stanley Moger



                                        ----------------------------------
                                        Dick Clark


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